Exhibit 10.1

ASSET CONTRIBUTION AGREEMENT

BY AND AMONG

SPUR RANCH, INC

MR. WILLIAM ANDREW STACK, MR. JEREMY STOBIE and MR. JOHN STANTON

Dated August 30, 2010

This ASSET CONTRIBUTION AGREEMENT (this “Agreement”) is made an entered into as of August 30, 2010, by and among Spur Ranch, Inc., a Florida Corporation (“Spur”), Mr. William Andrew Stack, Mr. Jeremy Stobie, and Mr. John Stanton, (collectively “Contributors”). Spur and Contributors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.
Contributors desire to transfer, assign and convey to Spur (as a capital contribution to Spur), and Spur desires to acquire from Contributors, on the terms and subject to the conditions set forth herein, certain of the Contributor’s assets as described in Exhibit A to this agreement (“Contributed Assets”).

B.
The Board of Directors of Spur (the “Board”) believes it is in the best interest of its respective corporate stockholders that the contribution of assets described in section 1.1 herein, be accepted by Spur, and that the consideration as described in section 2.1 herein, be so conveyed by Spur. In furtherance thereof, the Board has approved this Agreement and the transactions contemplated hereby.

C.
It is intended that the transfer and assignment of the assets to Spur by the Contributors, and the issuance of Spur’s shares of restricted common stock (“Stock”) to each of the Contributors, are each intended to be reported pursuant to Section 351 of the Internal Revenue Code of 1986.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

CONTRIBUTION OF ASSETS

1.1	Contribution of Assets.

(a)
Contribution. Upon the terms and subject to the conditions set forth herein, at the execution of this agreement, Spur shall accept and acquire from the Contributors, and Contributors shall irrevocably convey, transfer, assign and deliver to Spur, the Contributed Assets as described in Exhibit A.

CONSIDERATION FOR CONTRIBUTED ASSETS

2.1 Consideration for the Assets

(a)	Stock Issuance. Spur shall issue to each of the following Contributors the listed shares of Stock:

Mr. William Andrew Stack	5,600,000 shares of Stock
Mr. Jeremy Stobie	2,750,000 shares of Stock
Mr. John Stanton	2,750,000 shares of Stock

VALUATION OF CONTRIBUTED ASSETS

3.1 Valuation of the Contributed Assets

(a)
Valuation. The Parties have agreed that no professional valuation be performed on the Contributed Assets. The Contributors do not make any guarantee or representation of value for the Contributed Assets. The consideration issued is base on an estimate of value made by the Board, and agreed upon by the Parties. This estimate may not be accurate due to the intangible nature of the assets.

CLOSING

4.1 Closing

(a)
Closing Place, Time and Date. The closing of this Agreement (the “Closing”) shall be held at the Company’s offices at 500 N Capital of Texas Hwy, Building 3, Ste 100 Austin, Texas 78746 on August 30, 2010.

(b)	Closing Deliveries. At the Closing, unless otherwise provided, Spur shall deliver or cause to be delivered, to the Contributors, as applicable, the following:

a.	Board Resolution approving the issuance of the Stock, addressed to the Contributor’s Transfer Agent.

b.	One or more instruments of assignment and assumption, in customary form and substance reasonably satisfactory to Spur and the Contributors;

c.	An executed copy of this Agreement.

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Contributors

(a)
Authorization. Each Contributor has full power and authority to execute and deliver this Agreement and all agreements and instruments delivered pursuant hereto to which it is a party, and to consummate the transactions contemplated hereunder.

(b)	Value. Contributors make no representation or warranty as to the value of the Contributed Assets.

5.2 Representation and Warranties of Spur

(a)
Authorization. Spur has the full power and authority to execute and deliver this Agreement and the ancillary agreements to which they are party to, and to consummate the transactions contemplated hereunder and to perform their obligations hereunder, and no other proceedings on the part of Spur are necessary to authorize the execution, delivery and performance of this Agreement and the ancillary agreements to which they are party to. This Agreement has been approved by the Board.

CONDITIONS TO THE CLOSING

6.1 Conditions to Contributor’s and Spur’s Obligation to Close

(a)
Required Consents, Waivers and Releases. Spur and the Contributors have furnished with evidence satisfactory to them that each Party has obtained consents, approvals, and waivers as required by the Parties.

(b)
Covenants. The Parties have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with them on or prior to the Closing.

SURVIVAL AND INDEMNIFICATION

7.1 Survival and Indemnification

(a)
Survival of the Representations and Warranties. All representations and warranties set forth in this Agreement, shall survive the Closing for a period of four (4) years from the anniversary of the Closing.

(b)
Indemnity of Spur. Contributors shall defend, indemnify and hold harmless, jointly and severally, Spur and any successors thereto against any and all claims, losses, liabilities, damages, deficiencies, costs, expenses arising out of, or resulting from (herein individually a “Loss” and collectively “Losses”), or incurred with respect to this Agreement and the transactions contemplated herein.

GOVERNING LAW

8.1 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Texas, County of Travis.

IN WITNESS WHEREOF, the Parties hereto executed the foregoing Note Conversion Agreement effective as of the Effective Date set forth above.

SPUR RANCH, INC.:
By	__________________________________
Andrew Stack, CEO/Director
By	__________________________________
Jeremy Stobie, CFO/Director
By	__________________________________
John Stanton, Director
CONTRIBUTORS:

By	__________________________________
Andrew Stack
By	__________________________________
Jeremy Stobie
By	__________________________________
John Stanton

Exhibit A

Contributed Assets

Spur Ranch Logo

Spur Ranch Enterprise Development Plan

Spur Ranch Development Conceptuals

Spur Ranch Lakecliff Plans and Platting

Spur Ranch Opportunities (projects worked on but not closed)

Austin Polo Club, Cheval Manor

The Polo Club, Dripping Springs

Inside Polo Trailers and Footage

Polo Photographs and Media